SAMPLE
                            Post-Delivery Sale Notice



Boeing Commercial Airplane Group
P.O. Box 3707
Seattle, Washington  98124-2207

Attention:        Vice President - Contracts
                  Mail Stop 21-34

Ladies and Gentlemen:

In connection with the sale by American Trans Air, Inc. (Seller) to ________________ (Purchaser) of the aircraft identified below, reference is made to Purchase Agreement No. _____ dated as of ___________, 20__, between The Boeing Company (Boeing) and Seller (the Purchase Agreement) under which Seller purchased certain Boeing Model ________ aircraft, including the aircraft bearing Manufacturer's Serial No.(s) ______________________ (the Aircraft). The Purchase Agreement incorporated by reference Aircraft General Terms Agreement AGTA-AAT
(AGTA).

Capitalized terms used herein without definition will have the same meaning as in the Purchase Agreement.

Seller has sold the Aircraft, including in that sale the transfer to Purchaser of all remaining rights related to the Aircraft under the Purchase Agreement. To accomplish this transfer of rights, as authorized by the provisions of the Purchase Agreement:

(1) Purchaser acknowledges it has reviewed the Purchase Agreement and agrees to be bound by and comply with all applicable terms and conditions of the Purchase Agreement, including, without limitation, the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES in Article 11 of Part 2 of Exhibit C to the AGTA and the insurance provisions in Article 8.2 of the AGTA. Purchaser further agrees upon the written request of Boeing, to promptly execute and deliver such further assurances and documents and take such further action as Boeing may reasonably request in order to obtain the full benefits of Purchaser's agreements in this paragraph; and

(2) Seller will remain responsible for any payments due Boeing as a result of obligations relating to the Aircraft incurred by Seller to Boeing prior to the effective date of this letter.



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We request  that  Boeing  acknowledge  receipt of this  letter and  confirm  the transfer of rights set forth above by signing the acknowledgment and forwarding one copy of this letter to each of the undersigned.

Very truly yours,

American Trans Air, Inc.                                Purchaser


By                                                      By
     -----------------------------------

Its                                                     Its
     -----------------------------------

Dated                                                   Dated
         -------------------------------


Receipt of the above letter is acknowledged and transfer of rights under the Purchase Agreement with respect to the Aircraft is confirmed, effective as of this date.

THE BOEING COMPANY


By
     -----------------------------------

Its  Attorney-in-Fact
     -----------------------------------

Dated
         -------------------------------



Aircraft Manufacturer's Serial Number ____________